Exhibit 99.1

GREAT ELM GROUP, INC. ANNOUNCES CFO TRANSITION

WALTHAM, MA May 15, 2023 – Great Elm Group, Inc. (“we,” “us,” “our,” the “Company,” or “GEG”) (NASDAQ: GEG), an alternative asset manager, announced today that Brent Pearson resigned as Chief Financial Officer. The Board of Directors unanimously appointed Keri Davis as CFO effective immediately. With the assumption of the CFO position at GEG, Ms. Davis expands her role with the Company as she continues in her capacity as CFO of Great Elm Capital Corp. (NASDAQ: GECC), a business development company managed by a subsidiary of GEG.

Ms. Davis has over fifteen years of finance and accounting experience in the asset management space. In addition to her newly appointed role as the CFO of GEG, she has also served as Chief Financial Officer and Treasurer of GECC since March 2019. Prior to these positions, Ms. Davis worked as SEC Reporting Manager for GEG and GECC. Prior to joining Great Elm, Ms. Davis served as a Senior Manager in the Audit practice of PwC, a multinational professional services firm focusing on audit and assurance, tax and consulting services. While at PwC, Ms. Davis was part of the Financial Services industry group from 2005 to 2017, focusing primarily on Asset Management clients in the Boston, Chicago, and San Francisco offices. Ms. Davis holds a B.B.A. in Accounting from the University of Massachusetts Amherst and is a Certified Public Accountant.

“On behalf of the Company and the Board, I am thrilled to have Keri expand her role to CFO of GEG as we reposition our focus on alternative asset management,” said Jason Reese, CEO and Chairman of the GEG Board. “Keri’s experience working with asset management companies makes her uniquely qualified to lead the finance and accounting team at GEG. I want to take the opportunity to thank Brent Pearson for his service and contributions to Great Elm.”

Keri Davis added, “I am very excited about the future of GEG. We have a tremendous opportunity as an alternative asset management company to unlock real value for our shareholders. I look forward to working with our finance and accounting teams to support our ambitious growth plans.”

About Great Elm Group, Inc.

Great Elm Group, Inc. (NASDAQ: GEG) is a publicly-traded, alternative asset manager focused on growing a scalable and diversified portfolio of long-duration and permanent capital vehicles across credit, real estate, specialty finance, and other alternative strategies. Great Elm Group, Inc. and its subsidiaries currently manage Great Elm Capital Corp., a publicly-traded business development company, and Monomoy Properties REIT, LLC, an industrial-focused real estate investment trust, in addition to other investments. Great Elm Group, Inc.’s website can be found at www.greatelmgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking” statements, including statements regarding revenue, Adjusted EBITDA, expected growth, profitability, acquisition opportunities and outlook involve risks and uncertainties that may individually or collectively impact the matters described herein. Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and represent Great Elm’s assumptions and expectations in light of currently available information. These statements involve risks, variables and uncertainties, and Great Elm’s actual performance results may differ from those projected, and any such differences may be material. For information on certain factors that could cause actual events or results to differ materially from Great Elm’s expectations, please see Great Elm’s filings with the SEC, including its most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Additional information relating to Great Elm’s financial position and results of operations is also contained in Great Elm’s annual and quarterly reports filed with the SEC and available for download at its website www.greatelmgroup.com or at the SEC website www.sec.gov.

Media & Investor Contact:

Investor Relations

geginvestorrelations@greatelmcap.com